Exhibit No. 32.1

Renewable Energy Acquisition Corp.

File No. 0-53900

Form 10-Q

Quarter ended June 30, 2015

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Renewable Energy Acquisition Corp. (the “Company”) on Form 10-Q for the period ending June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig S. Laughlin, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2015	By:	/s/ Craig S. Laughlin
Craig S. Laughlin
Chief Executive Officer
and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Renewable Energy Acquisition Corp. and will be retained by Renewable Energy Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or as a separate disclosure document.